                                                ACTIVE LINK COMMUNICATIONS, INC.
                                                                     FORM 10-KSB

                                                                EXHIBIT 10 (p.5)

                                    AGREEMENT

      This Agreement is made as of June 20, 2003, among Spectrum Commercial Services Company, a Minnesota corporation, Renaissance US Growth & Income Trust PLC, a public limited company registered in England and Wales, Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation, Alan I. Goldberg and Robert Nieder (hereinafter collectively "DEBTORS") and Integrated Mobile Solutions, LLC ("INVESTOR") who has loaned or will loan Active Link Communications, Inc. and Mobility Concepts, Inc. (hereinafter collectively "ACVE") a total of $300,000 (the "INVESTOR'S Loan").

      WHEREAS, DEBTORS and ACVE have entered into certain Security Agreements;
and

      WHEREAS, the Security Agreements provide that ACVE shall not incur or permit to exist any indebtedness, secured or unsecured, for money borrowed without DEBTORS' written consent.

      NOW THEREFORE, DEBTORS and ACVE agree as follows:

      1. DEBTORS consent to ACVE's borrowing of the $300,000 from INVESTOR, and to ACVE's grant of the security interest to INVESTOR.

      2. INVESTOR hereby agrees that any security interest which INVESTOR may now hold or may at anytime hereafter acquire in the Collateral (defined below) is, shall be and shall remain fully subordinate for all purposes to any security interest now held by DEBTORS in any or all of the Collateral, except for the security interest in the Stock. "Collateral" as used herein refers to all property of ACVE whatsoever, including, without limitation: (a) all of ACVE's inventory, whether now owned or hereafter acquired and wherever located, (b) all of ACVE's equipment, whether now owned or hereafter acquired and wherever located, (c) all of ACVE's chattel paper, purchase orders, purchase order contracts, accounts and accounts receivable, whether now existing or hereafter arising, and all other rights to payment of every type and description, whether now existing or hereafter arising,; (d) all of ACVE's general intangibles, deposit accounts, money, cash and the like, whether now owned or existing or hereafter acquired or arising; (e) all investment property and (f) proceeds (including insurance proceeds) of all of the above.

      3. Except with respect to the Mobility Concepts, Inc. Stock, INVESTOR will not exercise collection rights as to any Collateral, will not take possession of, collect, sell or dispose of any Collateral, will not claim recoupment, setoff, or any defense or counterclaim against any Collateral, and will not exercise or enforce any other right or remedy available to the undersigned upon default, without DEBTORS' prior written consent, for a period of 30 days from the date that DEBTORS receive notice of an event of default that declared by the INVESTOR.

      4. Except with respect to the Mobility Concepts, Inc. Stock, DEBTORS may exercise collection rights, may take possession of, and may sell, collect or dispose of Collateral, and/or may exercise and enforce any other right or remedy available with respect to Collateral, all without notice to or consent by anyone, except that notice will be provided to INVESTOR within a reasonable time after commencement of any material collection effort or as otherwise specifically required by law. DEBTORS may apply the proceeds of Collateral to any indebtedness secured by their security interest, in any order of application, and shall remit any excess proceeds or any other sums to INVESTOR without being


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obligated to assure that any such proceeds or sums are applied to the satisfaction of INVESTOR's subordinated security interest in any Collateral, except as specifically required by law.

      5. Neither INVESTOR nor DEBTORS (i) makes any representation or warranty concerning the Collateral or the validity, perfection or (except as to the subordination effected hereby) priority of any security interest therein; or
(ii) shall have any duty to preserve, protect, care for, insure, take possession of, collect, dispose of or otherwise realize upon any Collateral except as otherwise described in this Agreement.

      6. Except for its priority security interest in the Mobility Concepts, Inc. Stock, INVESTOR waives its priority available to INVESTOR by law with respect to any pre-existing security interest in the Collateral with respect to DEBTORS only, but the priority or parity of the rights and claims of INVESTOR and DEBTORS as general creditors of ACVE (rather than as secured parties) shall not be affected or impaired by this Agreement.

      8. The terms of this Agreement which relate to the relative priorities of the security interests of INVESTOR and DEBTORS are solely for the benefit of such parties and their respective successors and assigns, and no other person shall have any right, benefit or priority under or because of such provision.

      9. This Agreement is made under and shall be interpreted under the laws of the State of Illinois, without reference to conflict of laws principles. Jurisdiction and venue shall lie in federal and state courts in Chicago, Illinois. It cannot be waived, changed or ended, except by a writing signed by the party to be bound thereby. This Agreement shall be binding upon INVESTOR and the successors and assigns of INVESTOR and shall inure solely to the benefit of DEBTORS and their successors and assigns. INVESTOR and DEBTORS each agree that any successor or assign of their respective interest in their respective collateral will be given written notice of this agreement, prior to the time of purchase, transfer or assignment, and that any such successor or assignee will in all respects be subject to and bound by this Agreement. Should DEBTORS find it necessary to retain counsel to enforce their rights hereunder, DEBTORS shall recover their attorneys' fees and expenses. A facsimile/telecopied signature hereon shall be as effective as an original.

      10. INVESTOR and DEBTORS hereby agree that upon request by the other, they will provide information regarding their financial transactions with ACVE, as well as ACVE financial performance information which has been provided by ACVE. ACVE hereby acknowledges and agrees to the terms of this Agreement including, but not limited to the release of all information regarding its operations, financial performance, payment of taxes and any and all other information provided by DEBTORS or INVESTOR to the other and hereby releases and holds DEBTORS and INVESTOR harmless from any claims, actions, damages, or liabilities arising from the provisions of this Agreement.



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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SPECTRUM COMMERCIAL SERVICES COMPANY

By:
    -------------------------------------------------
         Its
             ----------------------------------------

ACTIVE LINK COMMUNICATIONS, INC.

By:
    -------------------------------------------------
         Its
             ----------------------------------------

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

By:      Renaissance Capital Group, Inc.,
         Investment Adviser

         By:________________________
         Russell Cleveland, President and
         Chief Executive Officer

RENAISSANCE US GROWTH & INCOME TRUST PLC

By:      ___________________________
         Russell Cleveland, Director

         ----------------------------
         ALAN I. GOLDBERG

         ----------------------------
         ROBERT NIEDER

MOBILITY CONCEPTS, INC.

By:      ___________________________



INTEGRATED MOBILE SOLUTIONS, LLC

By:
         --------------------------------------------
         James Miloch
         Manager


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